UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2017

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 9, 2017, the Company held its 2017 Annual Meeting of Stockholders in Incline Village, Nevada. At the annual meeting, the Company’s stockholders: (i) elected each of David Gryska and Paul Sandman to the Company’s Board of Directors for a term of three years, (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement and (iv) indicated, on an advisory basis, that every year is the preferred frequency for stockholder advisory votes on the compensation of the Company’s named executive officers.
Represented in person or by proxy at the annual meeting were 130,238,633 shares of the Company’s common stock, or 80.51% of the total number of shares outstanding as of the record date. The results of the matters submitted to a stockholder vote at the annual meeting were as follows.
1.    Election of Directors:

Name	For	Withheld	Broker Non-Votes
David Gryska	91,324,115	2,893,462	36,021,056
Paul Sandman	91,398,485	2,819,092	36,021,056

2.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2017:

For	Against	Abstain
128,384,271	1,352,115	502,247

3.	Approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement:

For	Against	Abstain	Broker Non-Votes
89,529,375	4,243,979	444,223	36,021,056

4.	Indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
81,626,699	476,558	11,693,831	420,489	36,021,056

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President, Chief Executive Officer

Dated: June 12, 2017